                   MORGAN STANLEY QUALITY MUNICIPAL SECURITIES
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        NOVEMBER 1, 2007 - APRIL 30, 2008

                                                               AMOUNT OF      % OF
                                      OFFERING     TOTAL        SHARES      OFFERING  % OF FUNDS
   SECURITY      PURCHASE/   SIZE OF  PRICE OF   AMOUNT OF     PURCHASED   PURCHASED     TOTAL                        PURCHASED
   PURCHASED    TRADE DATE  OFFERING   SHARES     OFFERING      BY FUND     BY FUND     ASSETS          BROKERS         FROM
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                   Bear Stearns &
                                                                                                   Co. Inc., Banc
                                                                                                     of America
                                                                                                   Securities LLC,
                                                                                                    Loop Capital
                                                                                                    Markets, LLC,
   District                                                                                         Ferris Baker
Columbia Water                                                                                         Watts,
  & Sewer AU     04/10/08      --     $103.871  $290,375,000  $855,000.00    0.02%      0.45%       Incorporated,
  5.000% due                                                                                      Morgan Stanley &
  10/01/2025                                                                                            Co.,
                                                                                                    Incorporated,   Bear Stearns
                                                                                                    Citi, Jackson
                                                                                                     Securities,
                                                                                                       Siebert
                                                                                                   Brandford Shank
                                                                                                     & Co., LLC

  New York NY    04/16/08      --     $103.159 $475,000,000.00 $465,000   0.09%       0.24% Banc of America,
            DEPFA Bank PLC,
            Morgan Stanley
             & Wachovia
                                                                       Banc of
                                                                                                                       America